Exhibit 10.21

Americold Realty Trust

2008 EQUITY INCENTIVE PLAN

ARTICLE I

GENERAL

1.    Purpose and Overview. This equity incentive plan, which shall be known as the “Americold Realty Trust 2008 Equity Incentive Plan” (but referred to herein as the “Plan”), has been adopted by Americold Realty Trust, a Maryland real estate investment trust (the “Company”), to enable the Company and its Subsidiaries to attract and retain qualified personnel for positions of substantial responsibility and to provide additional incentive to employees, trustees and other service providers by providing them with an opportunity for investment in the Company. The Plan authorizes the Company’s Board of Trustees (the “Board”) or a committee appointed by the Board to make Awards consisting of Options and/or Stock Appreciation Rights with respect to the Company’s Common Shares to certain Eligible Participants, on the terms and conditions more specifically described herein.

This Article I sets forth certain terms and conditions of general application under the Plan, including eligibility requirements, the nature of Awards, and the aggregate limitations on Awards. Article II sets forth certain terms and conditions specifically applicable to Options and Stock Appreciation Rights awarded under the Plan. Article III sets forth certain terms and conditions specifically applicable to any Common Shares acquired under the Plan. Finally, Article IV sets forth certain additional miscellaneous terms and conditions.

2.    Definitions. Capitalized terms not otherwise defined herein have the meanings given such terms in Exhibit A attached hereto and incorporated herein by this reference.

3.    Administration. The Plan shall be administered and interpreted by the Board, the Compensation and Nominating Committee of the Board, if any, or such other committee of the Board which shall be appointed by and serve at the pleasure of the Board for the express purpose of administering and interpreting the Plan. (The Board or committee administering the Plan shall be referred to herein as the “Administrator.”) Subject to the express terms and conditions hereof and applicable laws, rules and regulations, the Administrator is authorized to establish, amend and rescind rules and regulations relating to the Plan, to approve forms of agreements under the Plan, to construe and interpret the terms of the Plan and Awards made pursuant to the Plan, and to make all other determinations necessary or advisable for the administration and interpretation of the Plan and Awards made pursuant to the Plan, and all such actions taken or determinations made in good faith shall be final and binding on all parties. Without limiting the generality of the foregoing, and subject to the express terms and conditions hereof, the Administrator may modify the terms and conditions of the Plan or of any Awards granted hereunder to the extent necessary or advisable to effectuate the purpose of the Plan as a result of any changes in the tax, accounting, or securities law treatment of the Plan or any instruments issued hereunder.

4.    Eligibility. The Administrator may make Awards under the Plan only to persons who, at the time of such Awards, are officers, trustees, employees, consultants, advisers or other bona fide service providers with respect to the Company or any Subsidiary (each such person an “Eligible Participant” in an “Eligible Status”). The Administrator shall select, upon the recommendation of the Board or upon the Administrator’s own initiative, Eligible Participants to whom the making of Awards would, in the opinion of the Administrator, further the Plan’s purpose. (Each recipient of an Award hereunder, including any permitted transferee, shall be referred to herein as a “Participant.”)

The adoption of this Plan shall not be deemed to give any Eligible Participant any right to be selected for an Award hereunder. In addition, nothing contained in this Plan or in any applicable Award Agreement shall confer upon any Eligible Participant or Participant any right to continue in an Eligible Status with the Company or any Subsidiary or in any way affect the Company’s or any Subsidiary’s right to terminate such person’s Eligible Status without prior notice at any time for any or no reason.

5.    Awards; Award Agreement. Subject to the limitations set forth in Section I.6, the Administrator may grant to any Eligible Participant one or more awards (each an “Award”) consisting of options (“Options”) and/or stock appreciation rights (“Stock Appreciation Rights” or “SARs”) with respect to shares of the Company’s common stock (“Common Shares”). An Award shall be considered as granted hereunder only after its authorization, including all material terms thereof, by the Administrator. Each Award shall be evidenced by an agreement (an “Award Agreement”), executed by the Participant and the Company, which Award Agreement shall (i) include such terms as are expressly required by the Plan, including without limitation terms required by Section II.2, (ii) incorporate all provisions of the Plan by reference, and (iii) include such other terms and conditions not inconsistent with the Plan, as may be determined by the Administrator in its sole discretion.

6.    Award Pool. The maximum aggregate number of shares of Common Shares that may be subject to, or (without duplication) delivered pursuant to, Awards granted under the Plan is 2,800,014 (the “Award Pool”). No more than 2,800,014 shares of Common Shares may be delivered in the aggregate pursuant to the exercise of Incentive Stock Options granted under the Plan. The Common Shares subject to or delivered pursuant to Awards granted under the Plan may be authorized but unissued, or reacquired Common Shares. Any Common Shares related to Awards that terminate without issuance of Common Shares or to Awards that are settled in or repurchased for cash; any Common Shares issued hereunder that are reacquired by the Company by repurchase, forfeited by the Participant, or surrendered in payment of the Exercise Price of an Option or any Tax Withholding Liability; and any Common Shares otherwise issuable pursuant to an Award that are withheld for payment of the Exercise Price of an Option or any Tax Withholding Liability shall again be available for grant under the Plan (except that such Common Shares shall not again be available for grants of Incentive Stock Options under the Plan).

ARTICLE II

OPTIONS AND STOCK APPRECIATION RIGHTS

1.    General; Incentive or Nonqualified Stock Options. Each Award granted under the Plan shall be subject to the terms and conditions set forth in this Article II, and to such other terms and conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement. The Administrator may, in its discretion, grant Options designated as “Incentive Stock Options,”

which comply with the provisions of Section 422 of the Code or any successor statutory provision, or “Nonqualified Stock Options.” Any Options awarded hereunder shall be Nonqualified Stock Options unless the applicable Award Agreement expressly states that the Option is intended to be an Incentive Stock Option. Incentive Stock Options shall be granted only to Eligible Participants who are employees of the Company or of a Subsidiary that is a “subsidiary corporation” within the meaning of Section 424(f) of the Code, and no Incentive Stock Option shall be granted to any Eligible Participant who is ineligible to receive an Incentive Stock Option under the Code. No Option shall be treated as an Incentive Stock Option unless the Plan has been approved by the shareholders of the Company within twelve (12) months after the Plan is adopted and in a manner intended to comply with the shareholder approval requirements of Section 422(b)(1) of the Code, provided that any Option intended to be an Incentive Stock Option shall not fail to be effective solely on account of a failure to obtain such approval, but rather such Option shall be treated as a Nonqualified Stock Option unless and until such approval is obtained. In the case of an Incentive Stock Option, the terms and conditions of such grant shall be subject to and comply with such rules as may be prescribed by Section 422 of the Code. If for any reason an Option intended to be an Incentive Stock Option (or any portion thereof) shall not qualify as an Incentive Stock Option, then, to the extent of such nonqualification, such Option or portion thereof shall be regarded as a Nonqualified Stock Option appropriately granted under the Plan. Notwithstanding any designation of Options as Incentive Stock Options, to the extent that the aggregate Fair Market Value of Common Shares with respect to which Incentive Stock Options granted to a particular individual become exercisable for the first time during any calendar year (under the Plan and all other stock option plans of the Company or its parent or subsidiary corporations within the meaning of Section 424(f) of the Code) exceeds $100,000, such Options shall be treated as Nonqualified Stock Options. For purposes of the preceding sentence, Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Common Shares shall be determined as of the Grant Date of the Option to which such Common Shares are subject.

2.    Award Agreement. Each Award Agreement granting an Option to a Participant hereunder shall specify, in addition to the other matters required or permitted to be specified therein, (i) the total number of Common Shares that may be acquired by such Participant pursuant to such Option, (ii) the Exercise Price per Common Share, and (iii) the vesting schedule with respect to such Option. Each Award Agreement granting an SAR to a Participant hereunder shall specify, in addition to other matters required or permitted to be specified therein, (i) the total number of Common Shares with respect to which the SAR is granted, (ii) the Strike Price per Common Share, and (iii) the vesting schedule with respect to such SAR.

3.    Nature of Award.

(a)    Options. An Option awarded to a Participant hereunder shall represent an option to receive (upon satisfaction of the terms and conditions contained in the Plan and other such terms and conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement, including without limitation the payment of the Exercise Price and the amount of the applicable Tax Withholding Liability pursuant to Section IV.2 herein) the number of Common Shares specified in the Award Agreement, which Common Shares shall be subject to the limitations and restrictions set forth in Article III and the applicable Award Agreement.

(b)    SARs. An SAR awarded to a Participant hereunder shall represent a right to receive (upon satisfaction of the terms and conditions contained in the Plan and other such terms and conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement, including without limitation the payment of the amount of the applicable Tax Withholding Liability pursuant to Section IV.2 herein) a payment (the “SAR Settlement Payment”) in an amount equal to the number of Common Shares subject to the SAR that is being exercised multiplied by the excess, if any, of the Fair Market Value of one Common Share on the exercise date over the Strike Price. The SAR Settlement Payment may be made in the form of cash, Common Shares valued at the Fair Market Value on the payment date, or any combination thereof, as determined by the Administrator, in its sole and absolute discretion.

4.    Exercise Price or Strike Price. The Exercise Price or Strike Price per Common Share with respect to any Option or SAR awarded hereunder shall be determined by the Administrator, in its sole and absolute discretion, provided that the Exercise Price or Strike Price of any Option or SAR shall not be less than 100% of the Fair Market Value of the Common Shares underlying the Option or SAR on the date of grant, and provided, further, that in the case of any Incentive Stock Option granted to a person who, at the time of the grant of such Option, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation, the Exercise Price of such Option shall not be less than 110% of the Fair Market Value of the Common Shares underlying the Option on the date of grant.

5.    Vesting. Notwithstanding anything to the contrary contained herein, no Award (or portion of an Award) shall be eligible for exercise until such Award (or portion of an Award) has vested in accordance with the provisions hereof or of any Award Agreement. Except as otherwise provided in the applicable Award Agreement, the Options or SARs awarded pursuant to any such Award Agreement shall vest and become exercisable at an annual rate of twenty percent (20%) of the total number of Options or SARs awarded thereunder over the five (5) year period following the Grant Date, subject to the Participant’s maintenance of his or her Eligible Status over that period as well as the other provisions of this Plan. Except as expressly set forth in an applicable Award Agreement, any Option or SAR awarded pursuant to this Plan shall initially be unvested.

6.    Exercise of the Award.

(a)    Exercisability. An Award may be exercised only to the extent that it is (i) granted pursuant to a valid Award Agreement, (ii) vested, (iii) not terminated, and (iv) exercised on or before the Expiration Date.

(b)    Number of Shares. The Participant may exercise an Award with respect to any whole number of Common Shares subject thereto.

(c)    Notice of Exercise. The Award shall be exercised by giving written notice thereof to the Company on such form as may be specified by the Administrator. Such written notice shall state the number of full Common Shares to be purchased or with respect to which the Award is exercised, and give such assurances of the Participant’s investment intent as the Company may require to ensure that the transaction complies in all respects with the requirements of the 1933 Act (or any exemption thereto) and other applicable securities laws. The notice of exercise of an Award settled in Common Shares shall confirm Participant’s subscription to the Common Shares and authorize any duly authorized official of the Company to execute any required agreements with respect to the acquired Common Shares on the Participant’s behalf as attorney-in-fact.

(d)    Payment. In the case of an Option, the notice of exercise will be accompanied by full payment of the Exercise Price for the number of Common Shares to be purchased. Such payment shall be in United States dollars in cash or by bank cashier’s check made payable to the Company’s order, or in the form of such other legal consideration for the purchase of Common Shares as may be approved by the Administrator, in its discretion, including, without limitation, (i) Common Shares valued at the Fair Market Value at the time the Option is exercised, provided that such Common Shares are not subject to any pledge or other security interest, (ii) by means of a “net exercise” procedure approved by the Administrator, or (iii) if there is a public market for the Common Shares at such time, by means of a broker-assisted “cashless exercise” pursuant to which the Company is delivered a copy of irrevocable instructions to a stockbroker to sell Common Shares otherwise deliverable upon the exercise of the Option and to deliver promptly to the Company an amount equal to the Exercise Price. In addition, as a condition to the exercise of any Award, the Participant shall pay to the Company or its Subsidiary the amount of the applicable Tax Withholding Liability pursuant to Section IV.2 herein.

7.    Term. The term of any Option or SAR awarded hereunder shall begin on the Grant Date and, to the extent that any portion thereof remains unexercised, shall automatically and without further notice terminate and be of no further force and effect on the tenth (10th) anniversary of the Grant Date (or, in the case of an Incentive Stock Option granted to a person who, at the time of the grant of such Option, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation, the fifth (5th) anniversary of the Grant Date), or such earlier date determined by the Administrator and provided in an applicable Award Agreement (the “Expiration Date”). Notwithstanding anything to the contrary contained herein, an Option or SAR is exercisable only if exercised on or before the Expiration Date.

8.    Termination Prior to Expiration Date. Notwithstanding Section II.7, an Award granted hereunder (or the portion thereof specified below) shall terminate prior to its Expiration Date upon the occurrence of any of the following events, except as otherwise provided in an applicable Award Agreement:

(a)    Unvested Options. Any unvested portion of an Award shall terminate on the date the Participant’s Eligible Status is terminated for any or no reason.

(b)    Vested Options. Any vested portion of an Award, to the extent not previously exercised, shall terminate:

(i)    if the Participant’s Eligible Status is terminated for Cause, then on the date of such termination;

(ii)    if the Participant’s Eligible Status is terminated on account of death or disability, then on the date that is six (6) months after the date of such termination; and

(iii)    if the Participant’s Eligible Status is terminated for reasons other than those set forth in the immediately preceding clauses (i) and (ii), then on the date that is three (3) months after the date of such termination.

9.    Repurchase of Unexercised Vested Award. The Company shall have the right, but not the obligation, to purchase all or any part of an unexercised, vested portion of an Award held by a Participant whose Eligible Status has terminated for any or no reason. Any such purchase shall be for cash in an amount equal to the excess of the Fair Market Value of the Common Shares underlying the purchased portion of the Award over the aggregate Exercise Price or Strike Price with respect to such purchased portion (net of the amount of the applicable Tax Withholding Liability); provided, however, that solely for purposes of this Section II.9 and Section III.2, if a Participant disputes the Administrator’s determination of Fair Market Value in writing within fifteen (15) days following the Company’s notification to such Participant of its determination, then such dispute shall be resolved by binding arbitration in the following manner. The arbitrator shall be the independent certified public accounting firm that audited (or prepared without audit) the Company’s last regular annual financial statement, or, if such accounting firm is not available, an investment banking firm of at least regional stature as selected by the Administrator. Each of the Company and the disputing Participant shall submit (within fifteen (15) days following the Company’s receipt of such Participant’s written dispute) its determination of the fair market value of a Common Share to the arbitrator. The arbitrator shall act as the binding arbitrator of the dispute, but shall be constrained in its determination of the merits to select either the Company’s or the disputing Participant’s determination of the fair market value of a Common Share. The determination of the arbitrator shall be binding on the parties in the absence of fraud. Each party to such dispute shall bear its own costs and attorneys’ fees plus one-half of any and all fees and costs charged by the arbitrator in connection with its services rendered to resolve such dispute.

10.    Disposition of an Award Upon a Change in Control. In the event of a Change in Control, the Board, in its sole and absolute discretion, may determine that it is in the best interests of the Company, and if so, may take all appropriate action, either to:

(a)    Cancel the Award as of a Change in Control and either (i) notify the Participant of the proposed Change in Control reasonably prior to its consummation and accelerate the vesting of the Award to the time immediately prior to the proposed Change in Control, so that the Participant will have an opportunity to exercise the Award in its entirety immediately prior to the consummation of the Change in Control; or (ii) purchase all or a portion of the Award, whether vested or unvested, for cash in an amount equal to the excess of the aggregate Fair Market Value of the Common Shares underlying the Award over the aggregate Exercise Price or Strike Price with respect to such Award or portion thereof (net of the amount of the applicable Tax Withholding Liability); or

(b)    Require the entity acquiring control to assume the outstanding Award or substitute therefor comparable options or stock appreciation rights of such entity, provided that the Administrator determines that such substitution shall not be treated as a modification or grant of a new award for purposes of Section 409A of the Code and, in the case of an Incentive Stock Option, Section 424 of the Code.

11.    Dissolution or Liquidation. In the event of a proposed dissolution or liquidation of the Company, the Administrator shall notify each Participant as soon as practicable prior to such dissolution or liquidation. The Administrator, in its sole and absolute discretion, may provide for a Participant to have the right to exercise his or her Award (including, in the sole and absolute discretion of the Administrator, any unvested portion of such Award) until ten (10) days prior to such transaction. In addition, the Administrator may provide that the Company’s repurchase rights applicable to Common Shares acquired upon exercise of an Award shall lapse as to all such Common Shares, provided that the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised, an Award shall terminate immediately prior to the consummation of such proposed dissolution or liquidation.

12.    No Rights of Shareholder Prior to Exercise. The Participant holding an Award, to the extent unexercised, will have none of the rights of a holder of Common Shares. For the avoidance of doubt, no Participant holding an Award shall be entitled to any dividends or any other distributions of any kind or character. The grant of an Award imposes no obligation upon the Participant to exercise such Award.

13.    Transferability of Awards. No Award may be Transferred or shall be Transferable by the Participant otherwise than by will or the laws of descent and distribution, or, for any Award other than an Incentive Stock Option, pursuant to a domestic relations order. During the lifetime of the Participant, the Award shall be exercisable only by such Participant or, in the case of an Award Transferred pursuant to a domestic relations order, by the transferee. Each Participant may file with the Administrator a written designation of one or more persons as the beneficiary(ies) who shall be entitled to receive any amounts payable with respect to an Award under the Plan upon the Participant’s death. A Participant may, from time to time, revoke or change the beneficiary designation without the consent of any prior beneficiary by filing a new designation with the Administrator. The last such designation received by the Administrator shall be controlling, provided that no designation, or change or revocation thereof, shall be effective unless received by the Administrator prior to the Participant’s death, and in no event shall it be effective as of a date prior to such receipt. If no beneficiary designation is filed by a Participant, the beneficiary shall be deemed to be the Participant’s spouse or, if the Participant is unmarried at the time of death, the Participant’s estate.

14.    Notification of Disqualifying Disposition. Each Participant awarded an Incentive Stock Option under the Plan shall notify the Company immediately after making a disqualifying disposition of any Common Shares acquired pursuant to the exercise of such Incentive Stock Option. A disqualifying disposition is any disposition (including, without limitation, any sale) of such Common Shares before the later of (A) two (2) years after the Grant Date of the Incentive Stock Option or (B) one (1) year after the date of exercise of the Incentive Stock Option.

ARTICLE III

COMMON SHARES

1.    General; Legend. All Common Shares acquired under the Plan shall be subject to all terms and restrictions of the Company’s charter documents applicable to the Common Shares, including without limitation any restrictions on Transfer set forth therein. In addition, except as expressly set forth in an applicable Award Agreement, such Common Shares shall be subject as well to the limitations and restrictions set forth in this Article III or imposed by law. To evidence these restrictions, the Company shall cause such Common Shares to be issued with a legend referring to these restrictions.

2.    Transfers of Common Shares. Common Shares may not be Transferred except as provided in the Company’s charter documents or this Plan or as expressly set forth in an applicable Award Agreement. Subject to any restrictions on Transfer set forth in the Company’s charter documents, a Participant may make the following Transfers of Common Shares: (i) Transfers by will or under the laws of descent and distribution; (ii) Transfers pursuant to a domestic relations order; and (iii) Transfers to a trust, partnership, custodianship or other fiduciary account for the benefit of the Participant and/or his or her ancestors, descendants or spouse, so long as the Participant, during his or her lifetime, has control over such entity or account (each an “Estate Planning Transfer”). In addition to the foregoing, Transfers permitted by the Company’s charter documents (other than Estate Planning Transfers) of a Participant’s Common Shares acquired under this Plan shall, except to the extent expressly provided to the contrary in such documents, be subject to the Company’s right of first refusal described in this paragraph to purchase any or all of the Participant’s Common Shares proposed to be Transferred, and any purported Transfer failing to comply with these requirements shall be void and of no effect. In the case of any Transfer of Common Shares subject to the right of first refusal, the transferor, in the case of a voluntary Transfer (e.g., a sale), or the transferee, in the case of an involuntary Transfer (e.g., an assignment for the benefit of creditors or a Transfer by operation of law), shall provide the Company with written notice of the proposed Transfer, stating the number of Common Shares proposed to be Transferred, the bona fide cash price and/or the fair market value of any other consideration that the transferee has agreed to pay for such Common Shares (if any), and such other information as the Company may reasonably request, and the Company may exercise its right of first refusal at any time not more than thirty (30) days after the later of the Company’s receipt of such written notice or such requested information. The Company shall exercise its right, if at all, by informing the transferor or transferee, as applicable, in writing of the Company’s intention to do so, in a notice that specifies a closing date that is no more than sixty (60) days after such exercise. The Company shall pay cash for such shares in an amount equal to (i) the cash price (or the fair market value of any other consideration) at which the Participant proposed to sell the Common Shares to the transferee, in the case of a proposed sale of the shares, or (ii) the Fair Market Value of the shares in the case of a Transfer for which no sales price is determined. In the event of a dispute regarding the Fair Market Value of the Common Shares, the parties shall resolve such dispute through the procedures set forth in Section II.9.

3.    Repurchase Rights. The Company shall have the right, but not the obligation, to purchase all or any part of the Common Shares acquired under the Plan for a period of ninety (90) days following the later of (i) the acquisition of such Common Shares, or (ii) the termination of the Participant’s Eligible Status with the Company for any or no reason. Any repurchase pursuant to this Section III.3 shall be for a cash payment in an amount equal to the Fair Market Value of the repurchased shares at the time of repurchase (net of any amount required to be withheld). The Company’s repurchase rights pursuant to this Section III.3 shall terminate as to all Common Shares upon the first sale of Common Shares of the Company to the general public pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission under the Securities Act of 1933, as amended.

4.    Standstill. To the extent requested by the Company or an Acquirer in connection with a firm commitment of an underwritten public offering of securities of any of them, the Participant will agree (i) not to sell or otherwise Transfer any Common Shares acquired under the Plan for a period of one hundred eighty (180) days (or such shorter or longer period as the managing underwriter may require of the principal security holders of the Company or Acquirer, as the case may be) following the effective date of the registration statement filed with the Securities and Exchange Commission in connection with such offering, and (ii) to execute such instruments as the managing underwriter may reasonably require to evidence compliance with the foregoing.

5.    Specific Performance. The Participant acknowledges and agrees that money damages will be inadequate to compensate the Company and its other shareholders if the restrictions of this Article are violated. Participant therefore acknowledges and agrees that the Company shall, in all such cases, be entitled to a decree of specific performance of the terms hereof or to an injunction restraining such Participant from violating this Plan, in addition to any other remedies that may be available to the Company at law or equity.

ARTICLE IV

MISCELLANEOUS

1.    Investment Intent. By accepting any Award hereunder, the Participant will be deemed to represent, warrant and agree with respect to any Common Shares that are or may be acquired pursuant to such Award that (i) such Common Shares may only be Transferred pursuant to a registration under the 1933 Act or an exemption from such registration; (ii) the Company is under no obligation to register such Common Shares; (iii) upon exercise of such Award, the Participant will acquire such Common Shares for his or her own account and not with a view to distribution within the meaning of the 1933 Act, other than as may be effected in compliance with the 1933 Act and the rules and regulations promulgated thereunder or under any applicable state securities laws; (iv) except as a result of an Estate Planning Transfer, no other person will have any beneficial interest in such Common Shares; and (v) except for any contemplated Estate Planning Transfer, the Participant has no present intention of disposing of such Common Shares at any particular time.

2.    Tax Withholding. A Participant shall be required to pay to the Company (or its Subsidiary, at the discretion of the Administrator or the Company), and the Company or its Subsidiary shall have the right and is hereby authorized to withhold, from any cash, Common Shares, or other property deliverable under any Award or from any compensation or other amounts owing to a Participant, the amount (in cash, Common Shares, or other property) of any Tax Withholding Liability in respect of an Award, its exercise, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Administrator or the Company to satisfy all obligations for the payment of such withholding and taxes. Without limiting the generality of the foregoing, the Administrator may, in its sole discretion, permit a Participant to satisfy, in whole or in part, the Tax Withholding Liability by (i) cash or bank cashier’s check made payable to the Company’s (or its Subsidiary’s) order, (ii) the delivery of Common Shares (which are not subject to any pledge or other security interest) owned by the Participant having a Fair Market Value equal to the amount of such Tax Withholding Liability, or (iii) having the Company withhold from Common Shares or from the cash or other property otherwise issuable or deliverable pursuant to the exercise or settlement of the Award a number of Common Shares with a Fair Market Value equal to the amount of such Tax Withholding Liability or an amount of cash or other property equal to the amount of such Tax Withholding Liability (but in either case no more than the minimum required statutory withholding liability).

3.    Term of the Plan. This Plan will be effective as of the date of its adoption by the Board, and subject to earlier termination pursuant to Section IV.10, will remain in effect until the tenth (10th) anniversary of such effective date; provided, however, that the terms and conditions of this Plan shall continue to apply to any Awards granted hereunder until their exercise, expiration or other termination hereunder.

4.    Compliance with Law. Any Transfer of Common Shares requires full compliance with the provisions of all applicable laws. Notwithstanding any other provision of this Plan, Awards may be granted pursuant to this Plan, and Common Shares may be issued or payment may be made pursuant to the exercise thereof by a Participant, only after and on the condition that there has been compliance with all applicable federal and state securities laws. The Company will not be required to list, register or qualify any Common Shares upon any securities exchange, under any state or federal law, or with the Securities and Exchange Commission or any state agency, or secure the consent or approval of any governmental regulatory authority. If, however, at any time the Administrator determines, in its discretion, that such a listing, registration or qualification of the Common Shares, or any such consent or approval, is necessary or desirable as a condition of or in connection with the exercise of an Award and/or the acquisition of Common Shares hereunder, then once the Administrator has commenced an effort to secure such listing, registration, qualification, consent or approval, that Award may not be exercised, in whole or in part, unless and until such listing, registration, qualification, consent or approval is effected or obtained free of any conditions that are not acceptable to the Administrator, in its discretion.

5.    Notices. Any notice, consent, payment, demand, or communication required or permitted to be given by any provision of this Plan shall be in writing and shall be (a) delivered personally to the person to whom the same is directed, or (b) sent by facsimile, recognized overnight courier service or registered or certified mail, return receipt requested, postage prepaid, addressed as follows: if to the Company, to 10 Glenlake Parkway, Suite 800, South Tower, Atlanta, GA 30328, Attn: General Counsel, the notice address determined in accordance with the Company’s charter documents; if to a Participant, to such Participant at the address set forth in the applicable Award Agreement, or to such other address as such Participant may from time to time specify by notice to the Company. Any such notice shall be deemed to be delivered, given and received for all purposes as of: (i) the date so delivered, if delivered personally, (ii) upon receipt, if sent by facsimile or courier service, or (iii) on the date of receipt or refusal indicated on the return receipt, if sent by registered or certified mail, return receipt requested, postage and charges prepaid and properly addressed.

6.    Governing Law. This Plan will be governed by, and construed in accordance with, the laws of the State of Georgia without regard to otherwise governing principles of conflicts of law.

7.    Resolution of Disputes. Except as otherwise provided herein or in any Award Agreement, any dispute arising under this Plan or any Award Agreement shall be submitted to arbitration before a single arbitrator in Atlanta, Georgia, in accordance with the then current Employment Dispute Resolution Rules of the American Arbitration Association (or any successor organization). The award in any such arbitration shall be final and binding on the parties, and judgment upon such award may be entered in any federal or state court having jurisdiction. The arbitrator, in his or her sole discretion, may determine that there is a prevailing party or parties in the arbitration and, if so, that the costs of the arbitration proceedings, including reasonable attorneys’ fees, that would otherwise be borne by such party(ies) shall be borne by the other party(ies).

8.    Changes in Capital Structure and Similar Events. In the event of a change in the outstanding Common Shares of the Company by reason of any stock split, subdivision, reverse stock split, recapitalization, combination, reclassification, merger, consolidation, split-up, spin-off, reorganization, liquidation, extraordinary dividend (whether in the form of cash, Common Shares, other securities, or other property), other substantial distribution of the assets of the Company, or similar transaction, event, or change in circumstances that results in or would result in any substantial dilution or enlargement of the rights granted to, or available for Participants, the Board, upon the recommendation of the Administrator, and subject to any required action by the shareholders of the Company, shall make equitable adjustments to the Award Pool and to the aggregate number of shares that may be awarded pursuant to the exercise of ISOs as provided in Section I.6, and the Administrator shall make equitable adjustments to the terms of any outstanding Awards, including without limitation the Exercise Price or Strike Price of, and the number or kind of shares subject to, any outstanding Awards. Any such adjustments shall be effective, conclusive and binding for all purposes with respect to this Plan and all Awards then outstanding. Any adjustment pursuant to this Section IV.8 shall be made only to the extent that the Administrator determines that such adjustment shall not be treated as a modification or grant of a new option or stock appreciation right for purposes of Section 409A of the Code and, in the case of an Incentive Stock Option, Section 424 of the Code.

Except as provided herein, or as set forth in an applicable Award Agreement, a Participant shall have no rights with respect to an outstanding Award by reason of any other capital change, including without limitation any other distribution by the Company to its shareholders, any increase or decrease in the number of shares of any class or series, any dissolution, liquidation, merger, consolidation or Change in Control, or the Company’s issuance of securities of any class or series or convertible into any class or series, and no such capital change shall require any adjustment with respect to the Exercise Price or Strike Price or the number of Common Shares subject to an outstanding Award.

9.    Modification, Extension and Renewal of Awards. Subject to the terms and conditions and within the limitations of this Plan, the Administrator may modify, extend or renew any outstanding Awards or accept the surrender of outstanding Awards and authorize the granting of new Awards in substitution therefor. Notwithstanding the foregoing, however, no modification of any Award shall, without the consent of the Participant, diminish or impair any rights or increase any obligations under any outstanding Award. Any modification, extension, renewal, substitution, or other change to any Award pursuant to this Section IV.9 shall be made only to the extent that the Administrator determines that such adjustment shall not be treated as a modification or grant of a new option or stock appreciation right for purposes of Section 409A of the Code and, in the case of an Incentive Stock Option, Section 424 of the Code.

10.    Amendment and Discontinuance. The Board may amend, suspend or discontinue this Plan at any time or from time to time; provided, however, that no such amendment, suspension, or discontinuation shall be made without shareholder approval if such approval is necessary to comply with any tax or regulatory requirement applicable to the Plan, and provided, further, that no such action may diminish or impair any rights or increase any obligations under any Award previously granted under this Plan without the consent of the holder thereof; nor may the number of Common Shares in the Award Pool be reduced to a number that is less than the aggregate number of Common Shares, (i) with respect to which all outstanding and unexercised Awards granted hereunder may be exercised, and (ii) that have been issued and are outstanding pursuant to the exercise of any Award granted hereunder; nor may the number of Common Shares available for grants of Incentive Stock Options be reduced to a number that is less than the aggregate number of Common Shares with respect to which Incentive Stock Options have been granted hereunder.

11.    Information Provided by Company. The Company shall, on at least an annual basis, make available to each Participant the Company’s financial statements (which statements need not be audited), and each Participant shall, by virtue of entering into an Award Agreement, be deemed to have agreed (and shall cause any investment advisers to whom the Participant proposes to make such information available to agree) to keep such information confidential and not to use such information for any purpose whatsoever, other than determining whether to exercise such Award.

12.    Copies of Plan. The Company shall deliver a copy of this Plan to each Participant at or before the time such Participant executes an Award Agreement.

AMERICOLD REALTY TRUST

2008 EQUITY INCENTIVE PLAN

EXHIBIT A

DEFINITIONS

“1933 Act” shall mean the Securities Act of 1933, as amended.

“Acquirer” shall have the meaning given such term in the definition of Change in Control.

“Administrator” shall have the meaning given such term in Section I.3 hereof.

“Award” shall have the meaning given such term in Section I.5 hereof.

“Award Agreement” shall have the meaning given such term in Section I.5 hereof.

“Award Pool” shall have the meaning given such term in Section I.6 hereof.

“Board” shall have the meaning given such term in Section I.1 hereof.

“Cause” shall mean, (i) in the case of a Participant who has an employment contract or Award Agreement with the Company that includes a definition of “Cause,” any conduct therein defined; or (ii) in the case of any Participant not described in clause (i), cause as determined in good faith by the Administrator, including but not limited to any of the following:

(A)    the Participant’s fraud, willful malfeasance, or gross negligence in the performance of his or her duties;

(B)    the Participant’s theft, dishonesty, or falsification of any employment record or any of the Company’s records;

(C)    any act or failure to act by the Participant that has a material detrimental effect on the reputation or business of the Company or any Company affiliate as determined in the sole discretion of the Administrator (including but not limited to the unauthorized use of proprietary information); is beyond the course and scope of the Participant’s duties; or is a breach of the Participant’s fiduciary duties to the Company; in each case unless the Participant’s act or failure to act is compelled by applicable statute or regulation;

(D)    the Participant’s conviction of, or entering of a plea of guilty or nolo contendere to, a felony or any other crime that involves moral turpitude or the commission of an act involving dishonesty or fraud with respect to the Company or any Company affiliate;

(E)    any material breach or violation of the terms of the Participant’s employment contract (if any); Participant’s material or repeated failure to perform the duties assigned to him or her by his or her supervisor; or Participant’s refusal, or repeated failure, to obey the lawful directives or reasonable instructions of the Board; or

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(F)    illegal substance abuse or habitual drunkenness;

provided that, in the case of (C), (E), or (F) above, the Company has provided the Participant with written notice and opportunity to cure the condition if in the reasonable judgment of the Board such condition is susceptible of cure, and the Participant has failed to cure such condition within thirty (30) days after receipt of such notice.

“Change in Control” shall be deemed to occur when (i) the Company is merged, consolidated or reorganized into or with another legal entity, or sells or otherwise transfers all or substantially all of its assets to any other legal entity (in either case, such other legal entity is herein referred to as an “Acquirer”), and immediately following such transaction, fifty percent (50%) or more of the combined voting power of the then- outstanding voting securities of the Acquirer is not beneficially owned by persons or entities beneficially owning at least twenty percent (20%) of the Company’s Common Shares outstanding and reserved for issuance immediately prior to such transaction or (ii) immediately after any transaction or series of transactions by Yucaipa American Alliance Fund I, LP, Yucaipa Corporate Initiatives Fund I, LP, Yucaipa American Alliance (Parallel) Fund I, LP, Yucaipa American Alliance Fund II, L.P., and Yucaipa American Alliance (Parallel) Fund II, L.P. and/or their affiliated entities (collectively, “Yucaipa”) that result in Yucaipa, in the aggregate, beneficially owning less than fifty percent (50%) of the Company’s Common Shares outstanding and reserved for issuance immediately prior to such transaction(s). Notwithstanding the foregoing, any public offering of securities by the Company shall not be or result in a Change in Control.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Common Shares” shall have the meaning given such term in Section I.5 hereof.

“Eligible Participant” shall have the meaning given such term in Section I.4 hereof.

“Eligible Status” shall have the meaning given such term in Section I.4 hereof. Without limiting the foregoing, an Eligible Participant’s Eligible Status shall terminate once that person is no longer an officer, trustee or employee of the Company or any Subsidiary, or the Administrator determines that such person is no longer properly treated as a consultant or other bona fide service provider to the Company or any Subsidiary.

“Estate Planning Transfer” shall have the meaning given such term in Section III.2 hereof.

“Exercise Price” shall mean the amount determined by the Administrator with respect to the corresponding Option pursuant to Section II.4 hereof.

“Expiration Date” shall have the meaning given such term in Section II.7 hereof.

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“Fair Market Value” shall mean, as of the applicable date of determination, the fair market value of a Common Share as of such date, as determined by the Administrator in good faith.

“Grant Date” shall mean, with respect to an Award, the date on which the material terms of such Award are approved by the Administrator, or such other date as may be designated by the Administrator at the time of such approval and specified in the applicable Award Agreement as the “Grant Date” of such Award.

“Incentive Stock Option” shall have the meaning given such term in Section II.1 hereof.

“Nonqualified Stock Option” shall have the meaning given such term in Section II.1 hereof.

“Option” shall have the meaning given such term in Section I.5 hereof.

“Participant” shall have the meaning given such term in Section I.4 hereof.

“Plan” shall have the meaning given such term in Section I.1 hereof.

“SAR” shall have the meaning given such term in Section I.5 hereof.

“SAR Settlement Payment” shall have the meaning given such term in Section II.3(b) hereof.

“Stock Appreciation Right” shall have the meaning given such term in Section I.5 hereof.

“Strike Price” shall mean the amount determined by the Administrator with respect to the corresponding Stock Appreciation Right pursuant to Section II.4 hereof.

“Subsidiary” shall mean any majority-owned direct or indirect subsidiary of the Company.

“Tax Withholding Liability” shall mean all federal, state, local, and foreign income tax, social security tax, and any other taxes applicable to the compensation income arising from a transaction required by applicable law to be withheld by the Company or any Subsidiary.

“Transfer” shall mean any assignment, conveyance, sale, gift, pledge, hypothecation, encumbrance or other transfer, disposition or alienation.

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